Exhibit 23.3

CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT ACCOUNTANTS FOR SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports dated March 1, 2022 relating to the financial statements of and the effectiveness of Schweitzer-Mauduit International, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Schweitzer-Mauduit International, Inc. for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Atlanta, GA

May 4, 2022